Exhibit 99 (a)

2005 Executive Retirement Incentive Program Agreement

Management has discussed with me the options of continued employment with Delphi Corporation (“Delphi”) or separating from Delphi by accepting a retirement under the provisions of the Delphi Executive Retirement Incentive Program (“ERIP”). I have evaluated the policy and benefit arrangements made available to me under the ERIP and have decided to accept them.

My retirement will be effective July 1, 2005.

I understand the ERIP benefit provisions are available only under the terms of the ERIP. I further understand these provisions are not available to me unless my participation has been authorized in the manner prescribed by Delphi. Further, I acknowledge the policy and benefit arrangements to which I am entitled are determined solely by the written provisions of the ERIP or other applicable benefit programs. Absent an express delegation of authority from the Delphi Corporation Board of Directors, no one has the authority to commit Delphi to any benefit or benefit provision not provided for under the written terms of the ERIP or other applicable benefit plans, or to change the eligibility criteria, or any other provisions of such programs.

I am satisfied with the terms of this Agreement and the ERIP. I acknowledge that I am voluntarily accepting these terms. This acceptance is not under duress. I acknowledge that I am not being coerced into signing this Agreement. I also understand that execution of the Agreement is a condition of eligibility for the treatment afforded by the ERIP, including the Supplemental Executive Retirement Program (“SERP”) treatment.

I acknowledge that I am able to work and suffer from no disability that would preclude me from doing my regularly assigned job. As such, I acknowledge I am not entitled to disability pay or benefits.

I acknowledge that no prior representations, promises or agreements relating to my employment and participation in the ERIP have been made by Delphi which are contrary to this Agreement. I further acknowledge the terms of the ERIP, including this Agreement, and my acceptance, constitute the entire and only agreement between Delphi and me regarding my separation and that, if any portion of this Agreement is deemed to be unenforceable or invalid, all remaining provisions of this Agreement remain in full force and effect.

I understand that as a matter of prudent business planning, Delphi is continually reviewing and evaluating various proposals for changes in compensation, benefit and retirement programs, as well as proposals for special exit incentives like the ERIP. Some of these proposals, if finally approved and implemented, might be more advantageous or less advantageous than the ERIP. Because of the need for confidentiality, such decisions are not discussed or evaluated below the highest level of management. Any managers below such level do not know whether Delphi will or will not adopt any future compensation, benefit and/or retirement programs and are not in a position to advise any employee whether or not to participate in the ERIP or to speculate about future programs. Unless and until such changes are formally announced by Delphi, no one is authorized by Delphi to give assurance that such changes will or will not occur.

If I choose to participate in the ERIP, I understand that Delphi may or may not adopt new or modified programs or benefits in the future that, depending on my individual circumstances may be more or less advantageous to me than the ERIP. I do not expect or assume that any such new or modified programs or benefits will be extended on a retroactive basis to anyone who leaves Delphi under the ERIP.

I further agree that Delphi reserves the right to amend, modify, suspend or terminate each of its benefit plans and programs or to increase or decrease certain benefits, including but not limited to, the SERP. Notwithstanding any provision of the ERIP, no elections or distributions will be allowed if they would cause an otherwise eligible participant to be subject to tax (including interest and penalties) under new Internal Revenue Code Section 409A. Neither this Agreement nor the provisions of the ERIP limit or in any way modify this right.

I further acknowledge Delphi has made decisions regarding operations, staffing, redeployment, job assignment and/or employee placement in reliance upon my decision to retire. Once this Agreement is effective, I will not be allowed to rescind my decision regarding the ERIP and Delphi may terminate my employment effective on the retirement date referenced above. I further acknowledge that I will not be eligible at any time in the future for reemployment by Delphi, or any of its subsidiaries, or affiliated companies, or in companies in which Delphi has an ownership interest, without Delphi’s written consent.

In consideration for the treatment afforded by the ERIP, I, on my own behalf, and on behalf of any heirs, agents, representatives, successors, or assigns, hereby release and forever discharge Delphi and General Motors Corporation, their officers, directors and employees from all claims, demands and causes of action, known or unknown, which I may have based upon my employment or the cessation of my employment with Delphi. This release specifically includes without limitation, a release of any rights or claims I may have under the Employee Retirement Income Security Act of 1974 (ERISA); the Age Discrimination in Employment Act (ADEA), which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion, or sex; the Americans with Disabilities Act, which prohibits discrimination in employment based on disability; the Equal Pay Act; state fair employment practices or civil rights laws, and any other federal, state or local laws or regulations, or any common law actions relating to employment or employment discrimination, including those which preclude any discrimination based on age. This includes, without limitation, any claims for breach of employment contract, either expressed or implied, defamation, slander, libel, tort, and wrongful discharge. This Agreement does not waive any claims that arise after the date I terminate my employment.

I further agree not to divulge to or discuss with any unauthorized person any proprietary information I acquired during my employment with Delphi. I further agree not to institute any proceedings against Delphi or its officers, directors, agents, employees, or stockholders, based on any matter relating to my employment or my separation from Delphi.

I acknowledge that I have been given a period of at least forty-five (45) calendar days to review and consider this Agreement before signing it. I further understand that I may use as much of this forty-five (45) calendar day period as I wish prior to signing. If I execute this Agreement, I shall have a period of seven (7) calendar days to revoke, in writing, my acceptance and this Agreement shall not be effective until the expiration of this seven (7) calendar day period. For this revocation to be effective, written notice must be received by the representative of Delphi whose name appears below, no later than the close of business on the seventh (7th) calendar day after I sign this Agreement. If I revoke this Agreement, it shall not be effective or enforceable, and I will not receive the benefits and consideration described herein.

I have also been advised to consult with an attorney before signing this Agreement, but understand whether or not I do so is my own decision.

I acknowledge that Delphi has made available to me in writing a listing of any class, unit or group of individuals covered by the ERIP, any eligibility factors for the ERIP, the time limits applicable to the ERIP, the job titles and ages of all individuals selected for the ERIP, and the ages of all individuals in the same job classification or organizational unit who are not eligible or selected for the ERIP.

I have carefully read this Agreement and understand it. I have not relied on any representations, promises, or agreements of any kind made to me in connection with my decision to accept the ERIP except for those set forth in this Agreement.

Signed: By: /s/ DONALD L. RUNKLE	Date: May 13, 2005
Employee

Signed: By: /s/ KEVIN M. BUTLER	Date: May 13, 2005
Personnel Director